Attachment to Form 4
Note (8)

	On May 14, 2007, the Michael J. Jandernoa Trust
(the ?MJJ Trust?), of which Mr. Jandernoa is Trustee, entered into two Variable Prepaid Stock Purchase
Agreements.  One agreement has a Maturity Date of May
__, 2009 (the ?May Variable Prepaid Agreement?) and the other has a Maturity Date of November __, 2009 (the
?November Variable Prepaid Agreement?).  Each of the
May Variable Prepaid Agreement and the November
Variable Prepaid Agreement constitutes a sales plan under Rule 10b5-1(c).

	The May Variable Prepaid Agreement relates to one or more Tranches, for a total of up to 385,000 shares of Perrigo Company common stock. The May Variable
Prepaid Agreement provides that the MJJ Trust will deliver on its Maturity Date in settlement of each Tranche, an aggregate number of shares of Perrigo
Company common stock (or, at the option of the MJJ
Trust, the cash equivalent of such shares) equal to the product of (i) the Base Amount of each Tranche and
(ii) the Settlement Ratio of each Tranche, which will be determined as follows for Tranche No. 1, which consists of a Base Amount of _________ shares:

(a)	If the Settlement Price for Tranche No. 1 is
less than $_______ (?May Upside Limit?) but greater than $_______ (?May Hedged Value?), the Settlement Ratio for Tranche No. 1 will be equal to the Hedged Value divided by the Settlement Price for Tranche No. 1;

(b)	If the Settlement Price for Tranche No. 1 is
equal to or greater than the May Upside
Limit, the Settlement Ratio for Tranche No. 1 will be equal to the sum of the May Hedged
Value divided by the Settlement Price for Tranche No. 1 and a fraction, the numerator of which is equal to the difference between the Settlement Price for Tranche No. 1 and the May Upside Limit, and the denominator of which is equal to the Settlement Price for Tranche No. 1; and

(c)	If the Settlement Price for Tranche No. 1 is
equal to or less than the May Hedged Value, the Settlement Ratio for Tranche No. 1 will be one.

	The Settlement Price is the amount obtained by dividing the May Hedged Value by a fraction, the numerator of which is equal to the sum of the fractions obtained by dividing the May Hedged Value by the relevant closing price of Perrigo common stock on each of the fifteen trading days preceding and including the Maturity Date, and the denominator of which is equal to fifteen. In consideration for the sale of these shares of common stock, the May Variable Prepaid Agreement provides that the MJJ Trust will receive $___________ for Tranche No. 1.

	The November Variable Prepaid Agreement relates to one or more Tranches, for a total of up to 385,000 shares of Perrigo Company common stock. The November
Variable Prepaid Agreement provides that the MJJ Trust will deliver on its Maturity Date in settlement of each Tranche, an aggregate number of shares of Perrigo
Company common stock (or, at the option of the MJJ
Trust, the cash equivalent of such shares) equal to the product of (i) the Base Amount of each Tranche and
(ii) the Settlement Ratio of each Tranche, which will be determined as follows for Tranche No. 1, which consists of a Base Amount of _________ shares:

(a)	If the Settlement Price for Tranche No. 1 is
less than $_______ (?November Upside Limit?)
but greater than $_______ (?November Hedged
Value?), the Settlement Ratio for Tranche
No. 1 will be equal to the November Hedged
Value divided by the Settlement Price for Tranche No. 1;

(b)	If the Settlement Price for Tranche No. 1 is
equal to or greater than the November Upside
Limit, the Settlement Ratio for Tranche No. 1 will be equal to the sum of the November
Hedged Value divided by the Settlement Price for Tranche No. 1 and a fraction, the numerator of which is equal to the difference between the Settlement Price for Tranche
No. 1 and the November Upside Limit, and the denominator of which is equal to the Settlement Price for Tranche No. 1; and

(c)	If the Settlement Price for Tranche No. 1 is
equal to or less than the November Hedged
Value, the Settlement Ratio for Tranche No. 1 will be one.

	The Settlement Price is the amount obtained by dividing the November Hedged Value by a fraction, the numerator of which is equal to the sum of the fractions obtained by dividing the November Hedged Value by the relevant closing price of Perrigo common stock on each of the fifteen trading days preceding and including the Maturity Date, and the denominator of which is equal to fifteen.

	In consideration for the sale of these shares of common stock, the November Variable Prepaid Agreement provides that the MJJ Trust will receive $___________ for Tranche No. 1.





Attachment to Form 4
Note (9)

	On May __, 2007, JSIG, LLC (?JSIG LLC?), of which
Mr. Jandernoa is a member and the sole manager, entered into a Variable Prepaid Stock Purchase Agreement (the
?JSIG Variable Prepaid Agreement?), relating to one or more Tranches, for a total of up to 175,000 shares of Perrigo Company common stock. The JSIG Variable
Prepaid Agreement constitutes a sales plan under Rule 10b5-1(c). The JSIG Variable Prepaid Agreement provides that JSIG LLC will deliver on ___________, 200__ (the ?Maturity Date?) in settlement of each Tranche, an aggregate number of shares of Perrigo
Company common stock (or, at the option of JSIG LLC, the cash equivalent of such shares) equal to the product of (i) the Base Amount of each Tranche and
(ii) the Settlement Ratio of each Tranche, which will be determined as follows for Tranche No. 1, which consists of a Base Amount of _________ shares:

(a)	If the Settlement Price for Tranche No. 1 is
less than $_______ (?JSIG Upside Limit?) but greater than $_______ (?JSIG Hedged Value?), the Settlement Ratio for Tranche No. 1 will be equal to the JSIG Hedged Value divided by the Settlement Price for Tranche No. 1;

(b)	If the Settlement Price for Tranche No. 1 is
equal to or greater than the Upside Limit, the Settlement Ratio for Tranche No. 1 will be equal to the sum of the JSIG Hedged Value divided by the Settlement Price for Tranche
No. 1 and a fraction, the numerator of which is equal to the difference between the Settlement Price for Tranche No. 1 and the
JSIG Upside Limit, and the denominator of which is equal to the Settlement Price for Tranche No. 1; and

(c)	If the Settlement Price for Tranche No. 1 is
equal to or less than the JSIG Hedged Value, the Settlement Ratio for Tranche No. 1 will be one.

	The Settlement Price is the amount obtained by dividing the JSIG Hedged Value by a fraction, the numerator of which is equal to the sum of the fractions obtained by dividing the JSIG Hedged Value by the relevant closing price of Perrigo common stock on each of the fifteen trading days preceding and including the Maturity Date, and the denominator of which is equal to fifteen.

	In consideration for the sale of these shares of common stock, the Variable Prepaid Agreement provides that the JSIG LLC will receive $___________ for Tranche No. 1.

	Immediately prior to the reported May __, 2007 transactions, the Michael J. Jandernoa Trust held a voting interest equal to 1.2% of JSIG LLC?s total membership interests and a non-voting interest equal to 38.8% of JSIG LLC?s total membership interests and the Susan M. Jandernoa Trust held a voting interest equal to 1.8% of JSIG LLC?s total membership interests and a non-voting interest equal to 58.2% of JSIG LLC?s total membership interests.
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